Exhibit 10.1

THE VALSPAR CORPORATION

AMENDED AND RESTATED KEY EMPLOYEE

ANNUAL BONUS AND LONG-TERM INCENTIVE PLAN

September 30, 2014

PURPOSE:

The purpose of The Valspar Corporation Key Employee Annual Bonus and Long-Term Incentive Plan (the “Plan”) is to more closely align the goals and motivation of management with those of other Valspar shareholders and to provide key personnel with a long-term capital appreciation opportunity. This purpose is accomplished by providing annual cash bonuses based on performance; granting options to acquire Valspar Common Stock; granting Restricted Stock Units earned based on future performance; and granting Restricted Stock Units with vesting based on service. This amended and restated Plan is effective for Fiscal Years ending after 2014.

DEFINITIONS:

Any capitalized terms used in this Plan, but not defined herein, shall have the meanings set forth in the Omnibus Equity Plan.

“Cash Bonus Target Amount” shall mean the target bonus amount established for a Participant for a particular Fiscal Year as set forth in Section 2 below.

“Earned Cash Bonus Amount” shall mean the amount of the actual cash bonus earned for the Fiscal Year based on performance, as set forth in Section 2 below.

“Employee” shall mean each person who is an employee of Valspar or any Subsidiary which term shall include both full and part-time employees but shall not include independent contractors providing services to Valspar or its Subsidiaries.

“Fiscal Year” shall mean the period corresponding with each of the fiscal years of Valspar.

“LTI Target Value” shall mean the target long-term incentive value established by the Committee for each Participant for each Fiscal Year, determined by the Committee as provided herein.

“Omnibus Equity Plan” shall mean the 2009 Omnibus Equity Plan of Valspar, as amended, or any plan adopted and approved by Valspar’s stockholders to replace the Omnibus Equity Plan.

“Participant” shall mean an Employee whom the Committee has selected to become a Participant, and who remains a Participant pursuant to the provisions of Section 1 of the Plan.

“Performance Stock Units” shall mean Restricted Stock Units that may be earned based upon the level of achievement of specified performance goals, subject to vesting and other terms of such awards.

“Plan” shall mean The Valspar Corporation Key Employee Annual Bonus and Long-Term Incentive Plan, as set forth herein and as amended from time to time.

“Plan Administrator” shall mean the person or persons designated as such from time to time by the Committee. If no person is designated as the Plan Administrator, the Plan Administrator shall be the Secretary of Valspar.

“Share Value” means the average closing price of a share of Common Stock on the New York Stock Exchange for the ten (10) trading days prior to the date of an award of Performance Stock Units or Restricted Stock Units.

“Termination for Cause” shall mean the termination of employment with Valspar as a result of an illegal act, gross insubordination or willful violation of a Valspar policy by an Employee.

“Valspar” shall mean The Valspar Corporation, a Delaware corporation.

PLAN:

        1.         Participants:  Before the first day of each Fiscal Year, the Committee shall determine the Employees who will be Participants under the Plan for that Fiscal Year and the LTI Target Value for each Participant. The Committee may also designate newly hired or promoted Employees as Participants during the Fiscal Year. A Participant will cease being a Participant upon the earlier of (a) his/her termination of employment with Valspar for any reason or (b) a determination by the Committee that he/she shall no longer be a Participant.

        2.         Cash Bonus Determination and Amount:

        (a)        Each Participant will be eligible for the opportunity to earn a cash incentive bonus for the Fiscal Year. The amount of the cash bonus will be determined consistent with the provisions of the Omnibus Equity Plan governing Performance Awards.

        (b)        The Cash Bonus Target Amount will be calculated as a percentage of the Participant’s base salary earned in the Fiscal Year. The Earned Cash Bonus Amount will be a percentage of the Cash Bonus Target Amount, to be determined based on the performance of the Participant and/or Valspar for such Fiscal Year.

        (c)        Notwithstanding the fact that the Earned Cash Bonus Amount is not determined until after the end of each Fiscal Year, a person who is a Participant on the last day of a Fiscal Year shall be entitled to his/her Earned Cash Bonus Amount for such Fiscal Year, even if he or she is not a Participant on the date the Earned Cash Bonus Amount is determined, unless he or she was the subject of a Termination for Cause.

        3.         Long-Term Incentive Opportunity: For each Fiscal Year, each Participant will have a long-term incentive opportunity based on the LTI Target Value established by the Committee. This opportunity will be delivered in three components, including a Performance Stock Unit opportunity under Section 4, an award of time-based Restricted Stock Units under Section 5 and an award of non-statutory Stock Options under Section 6 of this Plan.

        4.         Performance Stock Units:

        (a)        For each Fiscal Year, each Participant will receive a Performance Stock Unit award under the Omnibus Equity Plan during the first ninety days of such Fiscal Year, typically in January. The award will become payable, subject to vesting, in accordance with certain performance goals to be achieved during a three-year performance period starting with such Fiscal Year, and the number of Performance Stock Units will be as provided in Section 4(b). The Performance Stock Unit award will specify whether it is payable in shares of Common Stock or in cash. Each Participant will be notified of the target amount and performance goals for the Performance Stock Unit award as soon as practicable after the date of the award. Terms of the Performance Stock Unit award, including Dividend Equivalents, are described in Exhibit A.

        (b)        The target Performance Stock Unit award for the Fiscal Year is equal to thirty-five percent (35%) of the LTI Target Value determined for each participant for such Fiscal Year, divided by the Share Value. The number of Performance Stock Units earned and paid out for the three-year performance period, subject to vesting, will range from 50% of the target number of Performance Stock Units for threshold performance to a maximum of 250% of the target number of Performance Stock Units. No Performance Stock Units are earned if performance is below threshold.

        (c)        The first such grants of Performance Stock Units under this Amended and Restated Plan will be the grants for Fiscal Year 2015, to be granted in January 2015, with a performance period of Fiscal Years 2015 through 2017.

        5.         Restricted Stock Units (Time-Based):

        (a)        For each Fiscal Year, each Participant will receive a time-vested Restricted Stock Unit award under the Omnibus Equity Plan. The number of Restricted Stock Units covered by the award will be calculated so that the fair value of the Restricted Stock Unit award as determined by the Committee will be equal to twenty-five percent (25%) of the Target LTI Value for that Participant for the Fiscal Year, divided by the Share Value. The Restricted Stock Unit award will specify whether it is payable in shares of Common Stock or in cash. Each Participant will be notified of the number of Restricted Stock Units awarded to him/her as soon as practicable after the date of the award. Terms of the Restricted Stock Unit award, including Dividend Equivalents, are described in Exhibit A.

        (b)        The Restricted Stock Unit award for a Fiscal Year will be granted on the same grant date as the Performance Stock Unit and subject to three-year vesting.

        (c)        The first such grants of Restricted Stock Units under the Amended and Restated Plan will be the grants for Fiscal Year 2015, to be granted in January 2015.

        6.         Non-Statutory Stock Options:

        (a)        For each Fiscal Year, each Participant will be granted a non-statutory Stock Option under the Omnibus Equity Plan in October prior to the beginning of the Fiscal Year. The number of shares of Common Stock included in the Stock Option for each Participant will be calculated so that the fair value of the Stock Option as determined by the Committee will be equal to forty percent (40%) of the LTI Target Value for that Participant for that Fiscal Year.

        (b)        Each Participant will be notified of the number of shares subject to the Stock Option and the exercise price per share as soon as practicable after the date of the grant. Terms of the Stock Options are described in Exhibit A.

        (c)        In lieu of the award of a non-statutory Stock Option to a Participant for a Fiscal Year, the Committee may elect, in its sole discretion, to award time-vested Restricted Stock Units in substitution for all or part of the award of a non-statutory Stock Option. The substituted Restricted Stock Units will have the payment and vesting terms described in Exhibit A for time-vested Restricted Stock Units.

        7.         Amendments: The Board of Directors of Valspar or the Committee may, at any time and without further action on the part of the shareholders of Valspar, terminate this Plan or make such amendments as it deems advisable and in the best interests of Valspar; provided, however, that no such termination or amendment shall, without the consent of the Participant, materially adversely affect or impair the right of the Participant with respect to an Earned Cash Bonus Amount that the Participant has already earned, or an award of Performance Stock Units or Restricted Stock Units or a grant of a non-statutory Stock Option or other benefits that the Participant has already received under the Plan; provided, further, that no such amendment shall accelerate or defer the time or schedule of the vesting or payment of the Performance Stock Units, the Restricted Stock Units, any Dividend Equivalents or any other compensation that may be paid under this Plan, except to the extent such acceleration or deferral is permitted or complies with (or is exempt from) the requirements of Code Section 409A and the regulations promulgated thereunder.

Effective Fiscal 2015 EXHIBIT A OFFICERS
Performance Stock Units (PSUs) – Performance-Based Vesting / Terms and Conditions
Rights under PSUs	•	The Performance Stock Units (“PSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment determined according to the level of achievement of performance goals established by the Committee at the time of the award.
Settlement	•	Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. Any earned PSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.
	•	Except for Retirement*, such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date.
Dividend Equivalents	•	The Participant will be credited with Dividend Equivalents on the PSUs that are earned, in an amount equal to the dividends that would have been paid on the equivalent number of shares of Common Stock during the three-year performance period. The Dividend Equivalents will be paid out in cash at the time of settlement of the PSUs.
Vesting/Forfeiture	•	The PSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement* or Change in Control, but in any case only to the extent that the performance goals specified in the award are achieved during the three-year period (subject to the terms below for death, Disability or Change in Control).
Retirement*	•	The PSUs vest on the date of Retirement, provided that the amount of the payout will be determined following the end of the three-year performance period and will be based on the level of achievement of the performance goals, proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year of the performance period for the PSUs. For example, if Retirement occurs on the last day of the eighth month of the first Fiscal Year of the performance period for which the PSUs are awarded and the target level of performance is achieved, the payout at the end of the three-year period will equal two-thirds of the target performance amount.
	•	Payout as soon as practicable following the end of the third Fiscal Year ending after the award date, but not later than 2½ months after such date (unless payment is delayed for six months after a Retirement)
	•	Subject to forfeiture if the Participant violates his or her three-year non-compete agreement before payout
Death and Disability	•	100% vested. Payout determined using the actual performance level achieved for any Fiscal Year(s) completed prior to termination and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period
Change in Control	•	100% vested. Payout determined using the actual performance level achieved for any Fiscal Year(s) completed prior to the Change in Control and assuming the target performance level for any subsequent Fiscal Year(s) during the Performance Period

Restricted Stock Units (RSUs) – Time-Based Vesting / Terms and Conditions
Rights Under RSUs	•	The time-based Restricted Stock Units (“RSUs”) represent the right to receive future payouts of Common Stock or cash, with vesting and payment established by the Committee at the time of the award.
Settlement	•

Settled in shares of Common Stock or cash as determined by the Committee in its discretion at the time of the award. The RSUs will be payable, subject to vesting, in the equivalent number of shares of Common Stock or a cash amount equal to the fair market value of the equivalent number of shares on the payment calculation date.

Such amounts will be payable as soon as practicable following the vesting date, but not later than 2½ months after the vesting date (unless payment is delayed for six months after a Retirement).

Dividend Equivalents	•	Dividend Equivalents will accrue and be paid out in cash at the time of settlement of vested RSUs.
Vesting/Forfeiture	•	The RSUs vest on the third anniversary of the award date, or earlier upon death, Disability, Retirement* or Change in Control. The RSUs will be forfeited if the Participant’s employment with Valspar otherwise terminates prior to vesting.
Retirement*	•	The RSUs vest on the date of Retirement*, provided that the amount of the payout will be proportionately reduced to the extent Retirement occurs before the end of the first Fiscal Year for which the RSUs are awarded.
	•	Subject to forfeiture or repayment if the Participant violates his or her three-year non-compete agreement before the award would normally have vested (the third anniversary of the award date).
Death and Disability	•	100% vested
Change in Control	•	100% vested
Stock Options / Terms and Conditions
Option Term	•	10 years
Vesting	•	33 1/3% per year, fully exercisable three years after date of grant
Retirement*	•	The options vest on the date of Retirement*, provided that the total amount vested will be proportionately reduced to the extent Retirement occurs before the end of the first full Fiscal Year for which the options are awarded
	•	Fully exercisable for remainder of option term, provided the Participant does not violate his or her non-compete agreement
Death and Disability	•	100% vested
	•	1 year to exercise, not to exceed original option term
Change in Control	•	100% vested for remainder of option term
Termination	•	May be exercised to the extent vested at time of termination
	•	30 days to exercise, not to exceed original option term
Termination For Cause	•	Forfeit unexercised options

* Retirement is defined in Section 11.4 of the Omnibus Equity Plan as the termination of employment with the Company or a Subsidiary for any reason other than death, Disability or Termination for Cause at any time after the Participant has attained the age of 55 (or a different age specified for a Participant for any Incentive) if the Participant has executed and delivered a three-year non-compete agreement and release of claims, has completed 3 years of continuous prior employment with the Company or a Subsidiary and the required prior written notice, all as set forth in Section 11.4. If PSUs or RSUs become vested upon a Retirement that qualifies under this Plan, the PSUs or RSUs (and any interim Dividend Equivalents) will be paid six months after the later of the Retirement date or a “separation from service” under Code Section 409A. However, any PSUs that are vested upon Retirement will not be paid earlier than the normal payment date.